                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 24, 2001


                         Commission file number: 1-11106


                                  PRIMEDIA INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                                             13-3647573
--------------------------------------------------------------------------------
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)


                      745 FIFTH AVENUE, NEW YORK, NEW YORK
                      ------------------------------------
                    (Address of principal executive offices)


                                      10151
                                      -----
                                   (Zip Code)


Registrant's telephone number, including area code            (212) 745-0100
                                                              --------------

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

(a) On August 24, 2001, PRIMEDIA Inc. ("PRIMEDIA" or the "Company") completed the acquisition of the publishing business of EMAP, Inc. ("EMAP") for purchase consideration of approximately $525 million.




ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

(b)  Pro forma financial information.

     An introduction to the pro forma consolidated financial statements is attached as page 3. The unaudited pro forma statements of consolidated operations for the year ended December 31, 2000 and the six months ended June 30, 2001, and an unaudited pro forma consolidated balance sheet at June 30, 2001, along with a description of all pro forma adjustments, are attached as pages 4 through 12.

(c)  Audited consolidated financial statements of EMAP.

     EMAP's audited consolidated financial statements as of and for the year ended March 31, 2001 and the notes thereto and the unaudited consolidated financial statements as of and for the three months ended June 30, 2001 and the notes thereto are attached as pages 13 through 32.

(d)  Exhibits

     23.1 Consent of PricewaterhouseCoopers, LLP

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


The unaudited pro forma statements of consolidated operations for the year ended December 31, 2000 and the six months ended June 30, 2001 give effect to the acquisitions of all of the outstanding common stock of About.com, Inc. ("About") and EMAP as if they had occurred on January 1, 2000. The unaudited pro forma statement of consolidated operations for the year ended December 31, 2000 includes adjustments to reflect the historical operating results of About for the twelve months ended December 31, 2000 and the historical operating results of EMAP for the twelve months ended March 31, 2001. The historical operating results of PRIMEDIA for the six months ended June 30, 2001 include the operating results of About subsequent to the merger date (February 28, 2001). The unaudited pro forma statement of consolidated operations for the six months ended June 30, 2001 includes adjustments to reflect the historical operating results of About for the two months ended February 28, 2001 and the historical operating results of EMAP for the six months ended June 30, 2001. The historical balance sheet of PRIMEDIA as of June 30, 2001 includes the financial position of About. The unaudited pro forma consolidated balance sheet as of June 30, 2001 gives effect to the acquisition of EMAP as if it had occurred on June 30, 2001, based on the purchase method of accounting.

The Company believes the accounting used for the pro forma adjustments provides a reasonable basis on which to present the unaudited pro forma consolidated financial statements. The pro forma adjustments do not include any synergies expected to be derived from the transactions. In addition, the pro forma adjustments do not include the pro forma impact of PRIMEDIA's other acquisitions during 2000 or 2001 because the impact of such acquisitions is not significant to the consolidated entity. The pro forma statements of consolidated operations and pro forma consolidated balance sheet are unaudited and were derived by adjusting the historical consolidated financial statements of the Company, About and EMAP. THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS ARE PROVIDED FOR INFORMATIONAL PURPOSES ONLY AND SHOULD NOT BE CONSTRUED TO BE INDICATIVE OF THE COMPANY'S CONSOLIDATED RESULTS OF OPERATIONS OR CONSOLIDATED FINANCIAL POSITION HAD THE TRANSACTIONS BEEN CONSUMMATED ON THE DATES ASSUMED AND DO NOT PROJECT THE COMPANY'S CONSOLIDATED RESULTS OF OPERATIONS OR CONSOLIDATED FINANCIAL POSITION FOR ANY FUTURE DATE OR PERIOD.

The unaudited pro forma consolidated financial statements and accompanying notes thereto should be read in conjunction with the PRIMEDIA historical consolidated financial statements and the notes thereto included in PRIMEDIA's Annual Report on Form 10-K for the year ended December 31, 2000 and PRIMEDIA's Quarterly Report on Form 10-Q for the six months ended June 30, 2001, PRIMEDIA's Current Report on Form 8-K/A dated February, 28, 2001 relating to the merger of PRIMEDIA and About, which includes About's historical consolidated financial statements as of December 31, 2000 and 1999 and for the three years in the period ended December 31, 2000 and the notes thereto, as well as EMAP's historical consolidated financial statements as of and for the year ended March 31, 2001 and as of and for the three months ended June 30, 2001 and the notes thereto included herein.

                        PRIMEDIA INC. AND SUBSIDIARIES
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               AT JUNE 30, 2001
                            (dollars in thousands)


                                                                               Historical                            EMAP
                                                                                PRIMEDIA         Historical        Pro forma
                                                                            (Including About)       EMAP          Adjustments
                                                                            -----------------    ----------       -----------


ASSETS
Current assets:
      Cash and cash equivalents                                                $   13,300        $        -     $         -
      Accounts receivable, net                                                    258,073            56,865               -
      Inventories, net                                                             34,351            14,386               -
      Current portion of deferred subscription acquisition costs                        -            39,106         (39,106) (q)
      Net assets held for sale                                                     20,677                 -               -
      Prepaid expenses and other                                                   77,309             9,743               -
                                                                               -----------       -----------    ------------
          Total current assets                                                    403,710           120,100         (39,106)

Property and equipment, net                                                       188,349             4,425               -
Other intangible assets, net                                                      528,487                 -         161,861  (a)
Excess of purchase price over net assets acquired, net                          1,561,146         1,153,352      (1,153,352) (a)
                                                                                                                    377,677  (a)
Deferred income tax asset, net                                                    135,000                 -               -
Other investments                                                                 163,288             5,296               -
Related party receivable from EMAP America Partners                                     -            68,334         (68,334) (a)
Related party receivable from For Him Magazine                                          -            26,083         (26,083) (a)
Deferred subscription acquisition costs                                                 -            45,526         (45,526) (q)
Other non-current assets                                                           80,343            14,789               -
                                                                               -----------       -----------    ------------
                                                                               $3,060,323        $1,437,905     $  (792,863)
                                                                               ===========       ===========    ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
      Accounts payable                                                         $   74,787        $        -     $     3,647
      Accrued interest payable                                                     27,165                 -               2
      Accrued expenses and other                                                  220,834            24,848          20,000 (a)
                                                                                                                      2,000 (a)
                                                                                                                     (3,649)(q)

      Deferred revenues (a)                                                       215,796            82,332         (39,106)(q)
      Current maturities of long-term debt                                          8,074             9,000          (9,000)(a)
                                                                               -----------       -----------    ------------
          Total current liabilities                                               546,656           116,180         (26,106)
                                                                               -----------       -----------    ------------

Long-term debt                                                                  1,720,207                 -         265,000 (a)
                                                                               -----------       -----------    ------------
Deferred revenues                                                                  62,486            67,972         (45,526)(q)
                                                                               -----------       -----------    ------------
Related party payables to EMAP plc                                                      -            42,000         (42,000)(a)
                                                                               -----------       -----------    ------------
Other non-current liabilities                                                      19,117             9,522               -
                                                                               -----------       -----------    ------------
Exchangeable preferred stock                                                      562,141                 -               -
                                                                               -----------       -----------    ------------
Shareholders' equity:
      Series J convertible preferred stock                                              -                 -         114,232 (a)
      Common stock                                                                  2,240                 -             266 (a)

      Additional paid-in capital                                                2,130,012                 -          10,000 (a)
                                                                                                                    124,734 (a)
                                                                                                                     10,768 (a)
                                                                                                                     (2,000)(a)
                                                                                                                      5,622 (a)
                                                                                                                     (5,622)(a)

      Accumulated deficit                                                      (1,855,115)         (329,769)        329,769 (b)
      Accumulated other comprehensive loss                                         (3,967)                -               -

      Unearned compensation                                                       (48,589)                -               -



      Common stock in treasury, at cost                                           (74,865)                -               -
      Parent investment                                                                 -         1,532,000      (1,532,000)(b)

                                                                               -----------       -----------    ------------
          Total shareholders' equity                                              149,716         1,202,231        (944,231)
                                                                               -----------       -----------    ------------

                                                                               $3,060,323        $1,437,905     $  (792,863)
                                                                               ===========       ===========    ============

                                                                             Pro forma
                                                                           Consolidated
                                                                            With About
                                                                             and EMAP
                                                                           -----------
ASSETS
Current assets:
      Cash and cash equivalents                                          $    13,300
      Accounts receivable, net                                               314,938
      Inventories, net                                                        48,737
      Current portion of deferred subscription acquisition costs                   -
      Net assets held for sale                                                20,677
      Prepaid expenses and other                                              87,052
                                                                         -----------
          Total current assets                                               484,704

Property and equipment, net                                                  192,774
Other intangible assets, net                                                 690,348

Excess of purchase price over net assets acquired, net                     1,938,823

Deferred income tax asset, net                                               135,000
Other investments                                                            168,584
Related party receivable from EMAP America Partners                                -
Related party receivable from For Him Magazine                                     -
Deferred subscription acquisition costs                                            -
Other non-current assets                                                      95,132
                                                                         -----------
                                                                         $ 3,705,365
                                                                         ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
      Accounts payable                                                   $    78,434
      Accrued interest payable                                                27,167
      Accrued expenses and other                                             264,033


      Deferred revenues (a)                                                  259,022
      Current maturities of long-term debt                                     8,074
                                                                         -----------
          Total current liabilities                                          636,730
                                                                         -----------

Long-term debt                                                             1,985,207
                                                                         -----------
Deferred revenues                                                             84,932
                                                                         -----------
Related party payables to EMAP plc                                                 -
                                                                         -----------
Other non-current liabilities                                                 28,639
                                                                         -----------
Exchangeable preferred stock                                                 562,141
                                                                         -----------
Shareholders' equity:
      Series J convertible preferred stock                                   114,232
      Common stock                                                             2,506

      Additional paid-in capital                                           2,273,514






      Accumulated deficit                                                 (1,855,115)
      Accumulated other comprehensive loss                                    (3,967)

      Unearned compensation                                                  (48,589)



      Common stock in treasury, at cost                                      (74,865)
      Parent investment                                                            -

                                                                         -----------
          Total shareholders' equity                                         407,716
                                                                         -----------

                                                                         $ 3,705,365
                                                                         ===========


     See notes to unaudited pro forma consolidated financial statements.

                         PRIMEDIA INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA STATEMENT OF CONSOLIDATED OPERATIONS
                          YEAR ENDED DECEMBER 31, 2000
                (dollars in thousands, except per share amounts)



                                                                                                Historical                  About
                                                                                       ---------------------------       Pro forma
                                                                                         PRIMEDIA         About         Adjustments
                                                                                       -------------  ------------     -------------

Sales, net                                                                             $  1,690,952   $    96,968      $ (15,405)(b)
                                                                                                                           9,127 (k)
Operating costs and expenses:
      Cost of goods sold (excluding $3,695 of historical non-cash
          compensation)                                                                     394,494        31,086              -
      Marketing and selling                                                                 386,843        52,020         (9,997)(b)
      Distribution, circulation and fulfillment                                             255,511             -              -
      Editorial                                                                             137,845             -              -
      Product development                                                                         -        18,530              -
      Other general expenses (excluding $935 of historical non-cash compensation)           225,606        17,617            400 (e)
                                                                                                                           2,300 (f)
                                                                                                                          17,042 (k)
      Corporate administrative expenses (excluding $27,810 of historical
          non-cash compensation and $30,714 of pro forma non-cash compensation)              33,974         1,596         (1,596)(j)
      Depreciation of property and equipment                                                 52,920         6,552              -
      Amortization of intangible assets, excess of purchase
          price over net assets acquired and other                                          128,355        39,086        125,775 (g)
      Non-cash compensation and non-cash non-recurring charges                               35,210         4,630         12,061 (c)
                                                                                                                          14,623 (d)
                                                                                                                           4,030 (l)
      Provision for severance, closures and integration costs                                20,798             -              -
      Gain on sale of businesses and other, net                                             (14,438)            -              -
                                                                                       -------------  ------------   ---------------

Operating income (loss)                                                                      33,834       (74,149)      (170,916)
Other income (expense):
      Provision for the impairment of investments                                          (188,526)              -            -
      Interest income (expense), net                                                       (143,988)        8,722              -
      Amortization of deferred financing costs                                               (3,836)              -            -
      Other, net                                                                             (3,110)       (4,394)             -
                                                                                       -------------  ------------   ---------------
Loss before income tax expense                                                             (305,626)      (69,821)      (170,916)
Income tax expense                                                                          (41,200)            -              -
                                                                                       -------------  ------------   ---------------

Net loss                                                                                   (346,826)      (69,821)      (170,916)


Preferred stock dividends and related accretion                                             (53,063)              -            -
                                                                                       -------------  ------------   ---------------

Loss applicable to common shareholders                                                 $   (399,889)    $ (69,821)    $ (170,916)
                                                                                       =============  ============   ===============

Basic and diluted loss applicable to common shareholders per
      common share (h)                                                                 $      (2.48)      $ (3.82)
                                                                                       -------------  ------------

Basic and diluted common shares outstanding                                             161,104,053    18,283,244    (18,283,244)(b)
                                                                                       =============  ============
                                                                                                                      44,976,409 (h)
                                                                                                                     ===============

                                                                                        Pro forma                        EMAP
                                                                                       Consolidated     Historical     Pro forma
                                                                                        With About         EMAP       Adjustments
                                                                                      -------------     ----------    -----------

Sales, net                                                                            $   1,781,642     $ 362,850      $       -

Operating costs and expenses:
      Cost of goods sold (excluding $3,695 of historical non-cash
          compensation)                                                                     425,580        93,521              -
      Marketing and selling                                                                 428,866        64,049              -
      Distribution, circulation and fulfillment                                             255,511        56,627              -
      Editorial                                                                             137,845        33,020              -
      Product development                                                                    18,530             -              -
      Other general expenses (excluding $935 of historical non-cash compensation)           262,965        59,795              -


      Corporate administrative expenses (excluding $27,810 of historical
          non-cash compensation and $30,714 of pro forma non-cash compensation)              33,974             -              -
      Depreciation of property and equipment                                                 59,472         2,863              -
      Amortization of intangible assets, excess of purchase
          price over net assets acquired and other                                          293,216       145,208        (90,482)(l)
      Non-cash compensation and non-cash non-recurring charges                               70,554             -              -


      Provision for severance, closures and integration costs                                20,798             -              -
      Gain on sale of businesses and other, net                                             (14,438)            -              -
                                                                                      -------------     ---------        -------

Operating income (loss)                                                                    (211,231)      (92,233)        90,482
Other income (expense):
      Provision for the impairment of investments                                          (188,526)      (14,073)             -
      Interest income (expense), net                                                       (135,266)       (3,008)       (21,412)(m)
      Amortization of deferred financing costs                                               (3,836)            -              -
      Other, net                                                                             (7,504)            -              -
                                                                                      -------------     ---------        -------
Loss before income tax expense                                                             (546,363)     (109,314)        69,070
Income tax expense                                                                          (41,200)         (171)             -
                                                                                      -------------     ---------        -------

Net loss                                                                                   (587,563)     (109,485)        69,070

                                                                                                                         (16,373)(n)
Preferred stock dividends and related accretion                                             (53,063)            -        (10,768)(p)
                                                                                      -------------     ---------        -------

Loss applicable to common shareholders                                                $    (640,626)    $(109,485)     $  41,929
                                                                                      =============     =========      =========

Basic and diluted loss applicable to common shareholders per
      common share (h)                                                                $       (3.11)
                                                                                      -------------

Basic and diluted common shares outstanding                                             206,080,462                   26,595,745 (o)
                                                                                      =============                   ==============



                                                                                                Pro forma
                                                                                               Consolidated
                                                                                                With About
                                                                                                 and EMAP
                                                                                               ------------

Sales, net                                                                                     $  2,144,492

Operating costs and expenses:
      Cost of goods sold (excluding $3,695 of historical non-cash
          compensation)                                                                             519,101
      Marketing and selling                                                                         492,915
      Distribution, circulation and fulfillment                                                     312,138
      Editorial                                                                                     170,865
      Product development                                                                            18,530
      Other general expenses (excluding $935 of historical non-cash compensation)                   322,760


      Corporate administrative expenses (excluding $27,810 of historical
          non-cash compensation and $30,714 of pro forma non-cash compensation)                      33,974
      Depreciation of property and equipment                                                         62,335
      Amortization of intangible assets, excess of purchase
          price over net assets acquired and other                                                  347,942
      Non-cash compensation and non-cash non-recurring charges                                       70,554


      Provision for severance, closures and integration costs                                        20,798
      Gain on sale of businesses and other, net                                                     (14,438)
                                                                                               ------------

Operating income (loss)                                                                            (212,982)
Other income (expense):
      Provision for the impairment of investments                                                  (202,599)
      Interest income (expense), net                                                               (159,686)
      Amortization of deferred financing costs                                                       (3,836)
      Other, net                                                                                     (7,504)
                                                                                               -------------
Loss before income tax expense                                                                     (586,607)
Income tax expense                                                                                  (41,371)
                                                                                               ------------

Net loss                                                                                           (627,978)


Preferred stock dividends and related accretion                                                     (80,204)
                                                                                               ------------

Loss applicable to common shareholders                                                         $   (708,182)
                                                                                               ============

Basic and diluted loss applicable to common shareholders per
      common share (h)                                                                         $      (3.04)
                                                                                               ------------

Basic and diluted common shares outstanding                                                     232,676,207
                                                                                               ============


      See notes to unaudited pro forma consolidated financial statements.

                               PRIMEDIA INC. AND SUBSIDIARIES
                 UNAUDITED PRO FORMA STATEMENT OF CONSOLIDATED OPERATIONS
                               SIX MONTHS ENDED JUNE 30, 2001
                      (dollars in thousands, except per share amounts)


                                                                                                            Historical
                                                                                          ------------------------------------------
                                                                                                 PRIMEDIA                About
                                                                                            (Including About       (January 1, 2001
                                                                                              Subsequent to             Through
                                                                                           February 28, 2001)     February 28, 2001)
                                                                                           ------------------     ------------------
Sales, net                                                                                   $     872,284            $       5,714

Operating costs and expenses:
      Cost of goods sold                                                                           214,477                    8,258
      Marketing and selling                                                                        218,415                   43,593
      Distribution, circulation and fulfillment                                                    138,949                     --
      Editorial                                                                                     77,712                    3,846
      Other general expenses (excluding $856 of historical
          non-cash compensation)                                                                   124,768                    5,012

      Corporate administrative expenses (excluding $11,042 of
          historical non-cash compensation and $1,540 of
          pro forma non-cash compensation)                                                          16,090                    4,830
      Depreciation of property and equipment                                                        30,845                    1,357
      Amortization of intangible assets, excess of purchase
          price over net assets acquired and other                                                 117,738                    8,896
      Non-cash compensation and non-cash non-recurring charges                                      12,727                      856


      Provision for severance, closures and integration costs                                       12,502                     --
      Gain on sale of businesses and other, net                                                       (503)                    --
                                                                                               -----------                  -------
Operating income (loss)                                                                            (91,436)                 (70,934)
Other income (expense):
      Provision for the impairment of investments                                                  (30,807)                    --
      Interest income (expense), net                                                               (66,854)                     980
      Amortization of deferred financing costs                                                      (9,063)                    --
      Other, net                                                                                   (27,328)                  (3,388)
                                                                                               -----------                  -------
Loss before income tax expense                                                                    (225,488)                 (73,342)
Income tax expense                                                                                    --                       --
                                                                                               -----------                  -------
Net loss                                                                                          (225,488)                 (73,342)

Preferred stock dividends and related accretion                                                    (27,347)                    --
                                                                                               -----------                  -------
Loss applicable to common shareholders                                                       $    (252,835)           $     (73,342)
                                                                                             =============            =============

Basic and diluted loss applicable to common shareholders per
      common share (h)                                                                       $       (1.28)
                                                                                               -----------

Basic and diluted common shares outstanding                                                    198,271,477
                                                                                               ===========





                                                                                  About                     Pro forma
                                                                                Pro forma                  Consolidated
                                                                                Adjustments                  With About
                                                                            -----------------            -------------------
Sales, net                                                                   $    (23,429)(b)             $    854,569

Operating costs and expenses:
      Cost of goods sold                                                               --                      222,735
      Marketing and selling                                                       (28,596)(b)                  233,412
      Distribution, circulation and fulfillment                                        --                      138,949
      Editorial                                                                        --                       81,558
      Other general expenses (excluding $856 of historical
          non-cash compensation)                                                       67 (e)                  130,231
                                                                                      384 (f)
      Corporate administrative expenses (excluding $11,042 of
          historical non-cash compensation and $1,540 of
          pro forma non-cash compensation)                                         (4,830)(j)                   16,090
      Depreciation of property and equipment                                           --                       32,202
      Amortization of intangible assets, excess of purchase
          price over net assets acquired and other                                 19,160 (g)                  145,794
      Non-cash compensation and non-cash non-recurring charges                        563 (c)                   15,123
                                                                                      682 (d)
                                                                                      295 (i)
      Provision for severance, closures and integration costs                          --                       12,502
      Gain on sale of businesses and other, net                                        --                         (503)
                                                                               ----------                  -----------
Operating income (loss)                                                           (11,154)                    (173,524)
Other income (expense):
      Provision for the impairment of investments                                                              (30,807)
      Interest income (expense), net                                                   --                      (65,874)
      Amortization of deferred financing costs                                         --                       (9,063)
      Other, net                                                                       --                      (30,716)
                                                                               ----------                  -----------
Loss before income tax expense                                                    (11,154)                    (309,984)
Income tax expense                                                                     --                           --
                                                                               ----------                  -----------

Net loss                                                                          (11,154)                    (309,984)
Preferred stock dividends and related accretion                                        --                      (27,347)
                                                                               ----------                  -----------
Loss applicable to common shareholders                                       $    (11,154)                $    (337,331)
                                                                               ==========                  ===========
Basic and diluted loss applicable to common shareholders per
      common share (h)                                                                                    $      (1.58)
                                                                                                           -----------

Basic and diluted common shares outstanding                                    15,846,145 (h)              214,117,622
                                                                               ==========                  ===========




                                                                                                           EMAP
                                                                          Historical                    Pro forma
                                                                             EMAP                      Adjustments
                                                                     ----------------              -----------------
Sales, net                                                           $        162,808               $        --

Operating costs and expenses:
      Cost of goods sold                                                       38,461                        --
      Marketing and selling                                                    31,476                        --
      Distribution, circulation and fulfillment                                26,949                        --
      Editorial                                                                17,205                        --
      Other general expenses (excluding $856 of historical
          non-cash compensation)                                               26,951                        --

      Corporate administrative expenses (excluding $11,042 of
          historical non-cash compensation and $1,540 of
          pro forma non-cash compensation)                                         --                        --
      Depreciation of property and equipment                                    1,059                        --
      Amortization of intangible assets, excess of purchase
          price over net assets acquired and other                             87,796                   (51,054)(l)
      Non-cash compensation and non-cash non-recurring charges                     --                        --


      Provision for severance, closures and integration costs                      --                        --
      Gain on sale of businesses and other, net                                    --                        --
                                                                     ----------------               -----------
Operating income (loss)                                                       (67,089)                   51,054
Other income (expense):
      Provision for the impairment of investments                             (14,981)                       --
      Interest income (expense), net                                             (952)                   (8,891)(m)
      Amortization of deferred financing costs                                     --                        --
      Other, net                                                                   --                        --
                                                                     ----------------               -----------
Loss before income tax expense                                                (83,022)                   42,163
Income tax expense                                                               (358)                       --
                                                                     ----------------               -----------
Net loss                                                                      (83,380)                   42,163

Preferred stock dividends and related accretion                                    --                    (8,974)(n)
                                                                     ----------------               -----------
Loss applicable to common shareholders                               $        (83,380)              $    33,189
                                                                     ================               ===========

Basic and diluted loss applicable to common shareholders per common share (h)

Basic and diluted common shares outstanding                                                          26,595,745 (o)
                                                                                                     ==========



                                                                             Pro forma
                                                                            Consolidated
                                                                             With About
                                                                              and EMAP
                                                                      ----------------------
Sales, net                                                            $           1,017,377

Operating costs and expenses:
      Cost of goods sold                                                            261,196
      Marketing and selling                                                         264,888
      Distribution, circulation and fulfillment                                     165,898
      Editorial                                                                      98,763
      Other general expenses (excluding $856 of historical
          non-cash compensation)                                                    157,182

      Corporate administrative expenses (excluding $11,042 of
          historical non-cash compensation and $1,540 of
          pro forma non-cash compensation)                                           16,090
      Depreciation of property and equipment                                         33,261
      Amortization of intangible assets, excess of purchase
          price over net assets acquired and other                                  182,536
      Non-cash compensation and non-cash non-recurring charges                       15,123


      Provision for severance, closures and integration costs                        12,502
      Gain on sale of businesses and other, net                                        (503)
                                                                       --------------------

Operating income (loss)                                                            (189,559)
Other income (expense):
      Provision for the impairment of investments                                   (45,788)
      Interest income (expense), net                                                (75,717)
      Amortization of deferred financing costs                                       (9,063)
      Other, net                                                                    (30,716)
                                                                       --------------------
Loss before income tax expense                                                     (350,843)
Income tax expense                                                                     (358)
                                                                       --------------------
Net loss                                                                           (351,201)

Preferred stock dividends and related accretion                                     (36,321)
                                                                       --------------------
Loss applicable to common shareholders                                $            (387,522)
                                                                       ====================
Basic and diluted loss applicable to common shareholders per
      common share (h)                                                $               (1.61)
                                                                       --------------------
Basic and diluted common shares outstanding                                     240,713,367
                                                                       ====================



      See notes to unaudited pro forma consolidated financial statements.

PRIMEDIA Inc. and Subsidiaries
Notes to Unaudited Pro Forma Consolidated Financial Statements
(dollars in thousands, except per share amounts)


     (a) On August 24, 2001, the Company acquired the publishing business of EMAP from EMAP America Partners. The total consideration was $525,000 comprised of $515,000 in cash and a warrant to acquire 2,000,000 shares of the Company's common stock. The fair value of the warrant was approximately $10,000 and was determined using a Black Scholes pricing model.

     The Company has financed the acquisition of EMAP by (1) issuing $125,000 of Series J Convertible Preferred Stock to KKR 1996 Fund and (2) drawing upon its revolving credit facility in an amount of approximately $265,000. In addition, KKR 1996 Fund purchased from the Company $125,000 of common stock and Series K Convertible Preferred Stock, both at a price per share equal to $4.70. This resulted in an additional 10,800,000 shares of common stock and 15,795,745 shares of Series K Convertible Preferred Stock. On September 27,2001, KKR 1996 Fund converted all of the issued and outstanding shares of the Series K Convertible Preferred Stock into 15,795,745 shares of the Company's common stock. For purposes of the pro forma statements of consolidated operations and the pro forma consolidated balance sheet, the Company has reflected the conversion of the Series K Convertible Preferred Stock as of January 1, 2000 and June 30, 2001, respectively.

     The Series J Convertible Preferred Stock is convertible at the option of the holder one year from the date of issuance, into shares of the Company's common stock at a conversion price of $125,000 divided by $7 per share, subject to adjustment. Dividends on the Series J Convertible Preferred Stock accrue at an annual rate of 12.5% and are payable quarterly in kind. The Company has the option to redeem any or all of the shares of the Series J Convertible Preferred Stock at any time for cash at 100% of the liquidation preference of each share being redeemed. On any dividend payment date, the Company has the option to exchange the Series J Convertible Preferred Stock into 12.5% Class J Subordinated Notes. The Company's ability to redeem or exchange the Series J Convertible Preferred Stock into debt is subject to the approval of a majority of the independent directors.

     In connection with the equity financing by KKR 1996 Fund, the Company paid KKR 1996 Fund a commitment fee consisting of warrants to purchase 1,250,000 shares of common stock of the Company at an exercise price of $7 per share, subject to adjustment, and a funding fee consisting of warrants to purchase an additional 2,620,000 shares of the Company's common stock at an exercise price of $7 per share, subject to adjustment. These warrants may be exercised after the first anniversary of the grant date. In addition, the Company may issue to KKR 1996 Fund additional warrants to purchase up to 4,000,000 shares of the Company's common stock at an exercise price of $7 per share, subject to adjustment. The issuance of the additional 4,000,000 warrants is contingent upon the length of time that the Series J Convertible Preferred Stock is outstanding. If the Series J Convertible Preferred Stock is outstanding for three, six, nine or twelve months from the date of issuance, KKR 1996 Fund will receive the warrants to purchase 250,000, 1 million, 1.25 million and 1.5 million shares of common stock, respectively. The pro forma financial statements do not reflect the issuance of the additional 4,000,000 contingent warrants. Upon issuance, the Company would value these contingent warrants using the Black Scholes pricing model and would deduct the ascribed value as a component of the loss applicable to common shareholders.

     The 1,250,000 warrants issued to KKR 1996 Fund represent a commitment fee related to the financing transaction as a whole. The Company valued these warrants at $5,622 using the Black Scholes pricing model and recorded them as a component of additional paid-in capital.

     The Company attributed the 2,620,000 funding warrants to the issuance of the Series J Convertible Preferred Stock. The Company valued these warrants at $10,768 using the Black Scholes pricing model and has accordingly reduced the face value of the Series J Convertible Preferred Stock. The Company is accreting the difference between the carrying value and the redemption value of the Series J Convertible Preferred Stock to additional paid in capital over a one year period as the earliest date at which the preferred stock is convertible is one year from the date of issuance.

     The following is a summary of the calculation of the purchase price, as described above, as well as the allocation of the purchase price to the fair value of the net assets acquired:



     Purchase consideration                                                              $      525,000

     Estimated direct acquisition costs                                                          20,000
                                                                                         --------------

     Total estimated purchase price                                                             545,000

     Less: Fair value of net tangible assets of EMAP, net of related party accounts and current maturities of long-term debt, which
     have not been acquired                                                                       5,462
                                                                                         --------------

     Total excess of purchase price over net assets acquired and
     intangible assets                                                                          539,538

     Allocated to other identifiable intangibles                                                161,861
                                                                                         --------------

     Allocated to excess of purchase price over net assets acquired                      $      377,677
                                                                                         ==============




     For purposes of these pro forma financial statements, the Company has estimated $22,000 of deal related costs, $20,000 of which are directly related to the acquisition and are therefore reflected above in the purchase price allocation. The remaining $2,000 are attributable to the transaction financing and are therefore reflected as a reduction to additional paid-in capital.

     PRIMEDIA's management determined that the utilization of EMAP's historical net operating losses was not likely. Therefore, no deferred tax assets have been recorded in connection with the acquisition.

     The purchase price has been allocated based on management's best estimate of the fair value of assets acquired and liabilities assumed based on the historical financial statements of EMAP as of June 30, 2001. The excess purchase price over the fair value of net tangible assets acquired has been allocated to other intangibles and goodwill based on an analysis of the Company's past experience with similar acquisitions. This adjustment is based upon preliminary estimates to reflect the allocation of purchase consideration to the acquired assets and liabilities of EMAP. The final allocation of the purchase consideration will be determined based on appraisals and a comprehensive final evaluation of the fair values and useful lives of EMAP's tangible assets acquired, identifiable intangible assets and excess of purchase price over net assets acquired at the time of the acquisition. The final determination may result in asset and liability fair values that are different than the preliminary estimates of these amounts. For purposes of purchase price allocation, it has been assumed that the fair value of deferred revenues approximates EMAP's historical carrying value. At the acquisition date, the fair value of EMAP's deferred revenues represented the fair value of the contractual performance obligation based upon the nature of the activities to be performed and the related costs to be incurred. No adjustment to the historical carrying value of deferred revenues was required.

     During the year ended March 31, 2001, EMAP acquired substantially all of the assets of various magazine publishers, including all rights to certain magazines and one automobile show. The results of operations of these acquisitions have been consolidated with EMAP since the dates of acquisition. If all of these acquisitions had occurred on April 1, 2000, there would not be a material impact on the results of operations and therefore, no additional pro forma adjustments have been reflected.


     (b) To eliminate the historical equity accounts of EMAP and About and various transactions with About.


     (c) To reflect non-cash compensation expense in connection with the employment agreements of Scott P. Kurnit, founder and former Chief Executive Officer of About, and William C. Day, co-founder and former Chief Operating Officer of About. In connection with their employment agreements, Messrs. Kurnit and Day were granted options to purchase 2,605,300 shares and 877,000 shares, respectively, of PRIMEDIA common shares at an exercise price equal to thirty percent of the fair market value per share on that date. Accordingly, the adjustment reflects a 70% market value discount ($6.65 per share) based on a PRIMEDIA per share market value of $9.50 which was the closing price on February 28, 2001. These options vest at a rate of 25% per year and are subject to Messrs. Kurnit's and Day's continued employment. Accordingly, the compensation expense adjustments reflect this pro rata vesting on a graded basis.


     (d) To reflect non-cash compensation expense in connection with the employment agreements of Messrs. Kurnit and Day. In connection with their employment agreements, Messrs. Kurnit and Day were granted 2,211,100 shares and 744,350 shares, respectively, of restricted PRIMEDIA common stock. Accordingly, the adjustment reflects a PRIMEDIA per share market value of $9.50, which was the closing price on February 28, 2001. These shares of restricted PRIMEDIA common stock vest at a rate of 25% per year and are subject to Messrs. Kurnit's and Day's continued employment. Accordingly, the compensation expense adjustments reflect this pro rata vesting on a graded basis.

     (e) To reflect additional compensation expense to be incurred in connection with the employment agreements of Messrs. Kurnit and Day.


     (f) To reflect additional compensation expense relating to eligible bonuses, the amount of which is $2,300 on an annual basis.


     (g) To adjust pro forma amortization expense based on the excess of purchase price over net assets acquired related to the About merger. This excess is amortized over an estimated useful life of three years. PRIMEDIA believes that a three-year life is responsive to the rapid rate of change in the Internet industry and is consistent with other recent mergers of a comparable nature. This adjustment is based upon preliminary estimates to reflect the allocation of purchase consideration to the acquired assets and liabilities of About. The final allocation of the purchase consideration will be determined based on appraisals and a comprehensive final evaluation of the fair values and useful lives of About's tangible assets acquired, identifiable intangible assets and excess of purchase price over net assets acquired at the time of the merger. The final determination may result in asset and liability fair values that are different than the preliminary estimates of these amounts. The pro forma adjustments represent the difference between the amortization of the $494,582 excess of purchase price over net assets acquired over a three year period and About's historical amortization.


     (h) The pro forma adjustments reflect the additional shares issued based on the exchange ratio used to consummate the merger and include the additional shares of restricted PRIMEDIA common stock to be issued to Messrs. Kurnit and Day in connection with their employment agreements that will vest in the eighteen months after the acquisition.

     Pro forma loss per share has been determined based on pro forma net loss after preferred stock dividends and related accretion divided by the weighted average number of shares of PRIMEDIA common shares outstanding. Stock options were not included in the computation of pro forma loss per share because the effect of their inclusion would be antidilutive.

     The weighted average shares outstanding for the year ended December 31, 2000, is calculated as follows:


     Weighted average shares of About assuming shares issued in connection
     with 2000 acquisitions were outstanding for the entire year                              19,383,962

     Less: Weighted averages shares of About owned by PRIMEDIA                                   486,296
                                                                                           -------------

             Total shares                                                                     18,897,666


     Exchange ratio                                                                               2.3409
                                                                                           -------------

             Subtotal                                                                         44,237,546

     Shares of restricted PRIMEDIA common stock issued to Messrs. Kurnit
     and Day that will vest in the first year of the acquisition (see note (d))                  738,863
                                                                                           -------------

     Total About weighted average shares outstanding at December 31, 2000                     44,976,409
                                                                                           =============

     The adjustment to the weighted averages shares outstanding for the six months ended June 30, 2001, is calculated as follows:

     Pro forma adjustment to PRIMEDIA's weighted average shares assuming shares issued in connection with the About acquisition were outstanding for the
     six months ended June 30, 2001                                                           14,984,078

     Shares of restricted PRIMEDIA common stock issued to Messrs. Kurnit and Day
     that vest during the fourteen months ended February 28, 2001 (see note (d))                 862,067
                                                                                           -------------

     Total pro forma adjustment at June 30, 2001                                              15,846,145
                                                                                           =============


     (i) The pro forma adjustments reflect the amortization of the unearned compensation, on a graded basis relating to the intrinsic value of the "in-the-money" unvested replacement options that were granted to About employees on the date of the merger. On February 28, 2001, the date that the Company granted these unvested replacement options, the intrinsic value of the "in-the-money" unvested replacement options was $19,741. Based on a four-year service period from the original date these options were granted, the Company classified $7,592 as unearned compensation relating to the unvested options. The remaining $12,148 was included within the total purchase price of About.


     (j) The pro forma adjustment reflects the elimination of merger related costs incurred by About that were charged to operations.


     (k) The pro forma adjustment reflects the pro forma impact of About's acquisitions during 2000 for the periods prior to the date of acquisition.

     (l) To adjust pro forma amortization expense based on the excess of purchase price over net assets acquired and other intangible assets related to the acquisition of EMAP. For purposes of these pro forma financial statements, the Company has assumed that this excess of purchase price over net assets acquired would be amortized over an estimated useful life of fifteen years. PRIMEDIA believes that a fifteen-year life is consistent with other mergers of a comparable nature. For purposes of these pro forma financial statements, the Company has assumed that the identifiable intangible assets would be amortized over an estimated useful life of fifteen years. The final allocation of purchase price may result in amortization expense that is different than the preliminary estimate of this amount. The pro forma adjustments represent the difference between the amortization of the $377,677 excess of purchase price over net assets acquired over a fifteen year period, the amortization of the $161,861 other intangible assets over a fifteen year period and EMAP's historical amortization. For purposes of these pro forma financial statements, the Company has assumed that Statement of Financial Accounting Standards No. 142 ("SFAS No. 142"), "Goodwill and Other Intangibles", which was issued by the Financial Accounting Standards Board in June 2001, was not in effect. SFAS No. 142, eliminates the requirement to record amortization expense on goodwill and intangible assets with an infinite useful life.


      (m) To adjust interest expense resulting from the increased level of borrowings ($265,000) needed to finance the EMAP acquisition at an assumed weighted average interest rate of 6.71% for the six months ended June 30, 2001 and 8.08% for the year ended December 31, 2000. The interest rates used represent the weighted average interest rates on similar borrowings during these periods.


      (n) To reflect quarterly dividends related to the Series J convertible preferred stock issued in connection with the EMAP acquisition. The calculation of these dividends assumes in-kind payment of dividends at an annual rate of 12.5%, on a perpetual basis.


      (o) The pro forma adjustment represents the additional shares of common stock issued to consummate the acquisition, including the conversion of the Series K Convertible Preferred Stock to common stock (see note (a)).


      (p) To reflect the accretion of the difference between the Series J Convertible Preferred Stock carrying value and its redemption value. This difference is being amortized by periodic charges to additional paid in capital over a one-year period as the earliest date at which the preferred stock is convertible is one year from the date of issuance.


      (q) To conform EMAP's accounting classifications to those used by PRIMEDIA.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Primedia, Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, parent investment and deficit and cash flows, present fairly, in all material respects, the financial position of the publishing business of emap, Inc. acquired by Primedia, Inc. ("the Business"), as defined in Note 1, at March 31, 2001, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America. These consolidated financial statements are the responsibility of the Business's management; our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.





PricewaterhouseCoopers, LLP
Century City
California
September 28, 2001

PUBLISHING BUSINESS OF EMAP, INC. ACQUIRED BY PRIMEDIA, INC.
CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2001
(IN THOUSANDS)
--------------------------------------------------------------------------------

ASSETS

Current assets:
   Cash and cash equivalents                                                                           $    1,953
   Accounts receivable, net of allowance for doubtful accounts of $2,575                                   63,171
   Inventories                                                                                             15,629
   Current portion of deferred subscription acquisition costs                                              41,556
   Other prepaid expenses and current assets                                                                8,370
                                                                                                       ----------

              Total current assets                                                                        130,679
                                                                                                       ----------

Investments                                                                                                 5,296
Related party receivable from EAP                                                                          56,874
Related party receivable from FHM                                                                          21,848
Deferred direct response advertising costs, net of accumulated amortization of $30,267                     11,557
Deferred subscription acquisition costs                                                                    48,975
Property and equipment, net of accumulated depreciation of $3,533                                           4,871
Other assets                                                                                                4,174
Excess of purchase price over net assets acquired, net of accumulated amortization of $374,871          1,181,284
                                                                                                        ---------

              Total assets                                                                             $1,465,558
                                                                                                       ==========

LIABILITIES AND PARENT INVESTMENT AND DEFICIT

Current liabilities:
   Accounts payable                                                                                     $  13,088
   Accrued liabilities                                                                                     13,451
   Accrued payroll and related costs                                                                        7,695
   Unearned revenue                                                                                        16,612
   Customer incentives payable                                                                              3,660
   Current portion of unearned subscription revenue                                                        74,686
   Loan payable                                                                                             4,000
                                                                                                       ----------

              Total current liabilities                                                                   133,192
                                                                                                       ----------

Unearned subscription revenue                                                                              72,363
Related party payables to PLC                                                                              29,002
Other noncurrent liabilities                                                                                9,761
                                                                                                       ----------

              Total liabilities                                                                           244,318
                                                                                                       ----------

Commitments and contingencies ( Note 10)

Parent investment and deficit:

   Parent investment                                                                                    1,532,000
   Accumulated deficit                                                                                   (310,760)
                                                                                                       ----------
              Total parent investment and deficit                                                       1,221,240
                                                                                                        ---------

              Total liabilities and parent investment and deficit                                      $1,465,558
                                                                                                       ==========


   The accompanying notes are an integral part of these financial statements.

PUBLISHING BUSINESS OF EMAP, INC. ACQUIRED BY PRIMEDIA, INC.
CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED MARCH 31, 2001
(IN THOUSANDS)
--------------------------------------------------------------------------------


Net revenues:
    Advertising                                                                                         $219,116
    Newsstand                                                                                             45,409
    Subscriptions, net of agency commissions of $57,835                                                   51,413
    Shows                                                                                                 12,673
    Gravity games                                                                                         11,812
    Other                                                                                                 22,427
                                                                                                      ----------

                  Total net revenues                                                                     362,850

Production, selling and other direct costs, including depreciation of $1,986                             272,868
                                                                                                      ----------

                  Gross profit                                                                            89,982

General and administrative expenses                                                                       37,007
Amortization of excess purchase price over net assets acquired                                           126,450
Impairment of Memberships                                                                                 18,758
Impairment of and equity in losses of investees                                                           14,073
                                                                                                      ----------

                  Loss from operations                                                                  (106,306)

Other expense:
    Interest                                                                                              (3,008)
                                                                                                      ----------

                  Loss before provision for income taxes                                                (109,314)

Provision for income taxes                                                                                  (171)
                                                                                                      ----------

                  Net loss                                                                            $ (109,485)
                                                                                                      ==========


   The accompanying notes are an integral part of these financial statements.

PUBLISHING BUSINESS OF EMAP, INC. ACQUIRED BY PRIMEDIA, INC.
CONSOLIDATED STATEMENT OF PARENT INVESTMENT AND DEFICIT FOR THE YEAR ENDED
MARCH 31, 2001
(IN THOUSANDS)
--------------------------------------------------------------------------------


                                                                                                     TOTAL PARENT
                                                            PARENT             ACCUMULATED            INVESTMENT
                                                          INVESTMENT             DEFICIT             AND DEFICIT
                                                          ----------           -----------           -----------

Balance as of March 31, 2000                              $1,532,000             ($201,275)           $1,330,725

    Net loss                                                 --                   (109,485)             (109,485)
                                                          ----------             ---------            ----------

Balance as of March 31, 2001                              $1,532,000             ($310,760)           $1,221,240
                                                          ==========             =========            ==========



   The accompanying notes are an integral part of these financial statements.

PUBLISHING BUSINESS OF EMAP, INC. ACQUIRED BY PRIMEDIA, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE YEAR ENDED MARCH 31, 2001
(IN THOUSANDS)
--------------------------------------------------------------------------------


Cash flow from operating activities:
   Net loss                                                                                          $ (109,485)
   Adjustments to reconcile net income to net cash provided by operating activities:
     Amortization                                                                                       140,991
     Depreciation                                                                                         1,986
     Provision for bad debt                                                                               3,099
     Impairment of website development costs                                                                837
     Impairment of and equity in losses of investees                                                     32,831
     Changes in net assets and liabilities:
       Accounts receivable                                                                               (5,338)
       Inventories                                                                                         (245)
       Deferred subscription acquisition costs                                                            5,620
       Deferred direct response advertising costs                                                       (13,828)
       Other assets                                                                                       1,735
       Accounts payable and accrued liabilities                                                         (11,020)
       Accrued payroll and related costs                                                                  1,763
       Unearned revenue                                                                                    (102)
       Customer incentives payable                                                                       (2,160)
       Unearned subscription revenue                                                                    (12,710)
       Other non-current liabilities                                                                     (2,329)
                                                                                                     ----------

              Net cash provided by operating activities                                                  31,645
                                                                                                     ----------

Cash flow used in investing activities:
   Capital expenditures for property & equipment                                                         (2,920)
   Acquisition of magazines                                                                             (12,132)
   Acquisition of Membership                                                                            (16,541)
   Acquisition of and advances to investees                                                              (2,286)
   Other                                                                                                   (182)
                                                                                                     ----------

              Net cash used in investing activities                                                     (34,061)
                                                                                                     ----------

Cash flow from financing activities:
   Borrowings under revolving line of credit                                                            818,000
   Repayment of bank borrowings                                                                        (834,000)
   Decrease in receivable from related party EAP                                                         10,391
   Increase in receivable from related party FHM                                                        (13,909)
   Increase in related party payable to PLC                                                              23,261
                                                                                                     ----------

              Net cash provided by financing activities                                                   3,743
                                                                                                     ----------

Increase in cash and cash equivalents                                                                     1,327

Cash and cash equivalents at beginning of year                                                              626
                                                                                                     ----------

Cash and cash equivalents at end of year                                                             $    1,953
                                                                                                     ==========


Supplemental disclosure of cash flow information:
   Cash paid during the year for:

     Interest                                                                                        $    3,127
                                                                                                     ==========
     Taxes                                                                                           $      639
                                                                                                     ==========

   The accompanying notes are an integral part of these financial statements.

PUBLISHING BUSINESS OF EMAP, INC. ACQUIRED BY PRIMEDIA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION

         emap, Inc. ("Inc") was incorporated in the State of Delaware in December 1998 (inception) as a wholly owned subsidiary of emap America Partners ("EAP"), which in turn is a wholly owned indirect subsidiary of emap plc ("PLC"). Inc is a media company, operating in one industry segment, that focuses on delivering information, entertainment, targeted communication and e-commerce in high value markets. Inc's principal operations and markets are in the United States.

         On January 15, 1999, Inc consummated an agreement whereby it effectively acquired all of the outstanding Class A Common Stock, Class B Common Stock and outstanding stock options of the Petersen Companies, Inc. ("Petersen") for a purchase price of $34 per share and assumption of debt for approximately $1.5 billion in the aggregate. Subsequent to the acquisition, the name of the Petersen Companies, Inc. was changed to emap, USA. In addition to emap, USA, which develops and distributes magazines in multiple markets, Inc has two other wholly owned subsidiaries: emap Digital ("Digital"), formed in April 2000, which was created to enhance the size and value of Inc into an e-commerce environment; and Liberty Management Corp., acquired in May 1999, which produces automobile shows. emap, USA has one wholly owned subsidiary:
         Memberships (also known as the Affinity Development Group), acquired in April 2000, which consists of two automobile clubs associated with Motor Trend and Hot Rod magazines. Subsequent to March 31, 2001, the Motor Trend and Hot Rod automobile clubs were shut down.
         (See Note 9.)

         On August 23, 2001 Inc. assigned all of the assets and liabilities of For Him Magazine ("FHM") to another wholly owned indirect subsidiary of PLC. FHM is a magazine title of PLC, which was launched in the US by emap USA in February 2000.

         On August 24, 2001 PLC sold the stock of Inc to Primedia, Inc. ("Primedia") for $505 million in cash plus warrants to purchase 2,000,000 shares of Primedia's common stock.

         BASIS OF PRESENTATION

         The consolidated financial statements reflect the consolidated activity of the publishing business of Inc. acquired by Primedia (the "Business") comprising the operations and assets and liabilities of Inc. excluding the operations and assets and liabilities of FHM for the year ended March 31, 2001 after elimination of intercompany transactions.

         The Business's consolidated financial statements have been prepared using "push-down" accounting and, accordingly, reflect the acquisition of Petersen for approximately $1.5 billion.

PUBLISHING BUSINESS OF EMAP, INC. ACQUIRED BY PRIMEDIA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         CASH EQUIVALENTS

         Cash equivalents consist primarily of debt instruments with original maturities of three months or less. The carrying amounts of cash and cash equivalents reported in the balance sheet approximate fair value.

         INVENTORIES

         Inventories, consisting of magazines in process and paper held at a printing company, are stated at the lower of cost, which approximates the first-in, first-out method, or market.

         INVESTMENTS

         The Business's investments in 20% to 50%-owned affiliates are accounted for using the equity method. Investments in less than 20%-owned affiliates are accounted for using the cost method.

         DEFERRED SUBSCRIPTION ACQUISITION COSTS

         Deferred subscription acquisition costs consist of agency commissions paid to obtain subscriptions and are amortized over the life of the related subscriptions ranging from 12 to 36 months.

         PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost and are depreciated over their estimated useful lives which ranges from 3 to 5 years, using the straight-line method. Leasehold improvements are amortized over the lesser of ten years or the terms of the related leases.

PUBLISHING BUSINESS OF EMAP, INC. ACQUIRED BY PRIMEDIA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         INTERNAL USE SOFTWARE AND WEBSITE DEVELOPMENT COSTS

         The Business has adopted the provisions of Statement of Position No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). SOP 98-1 requires the capitalization of certain external and internal computer software costs incurred during the application development stage. Capitalized software costs are included in property and equipment and are amortized using the straight-line basis over 3 years. The Business has adopted the provisions of Emerging Issues Task Force Issue 00-2 ("EITF 00-2") in accounting for internal use web-site software development costs. EITF 00-2 provides that certain planning and training costs incurred in the development of web-site software be expensed as incurred, while application development stage costs are to be capitalized pursuant to SOP 98-1. Capitalized web-site software costs, net of accumulated amortization, are included in prepaid expenses and other current assets and are amortized using the straight-line method over their estimated useful life of one year. During the year ended March 31, 2001, the Business recorded an impairment charge of $0.8 million associated with its web-site development costs, which is included in production, selling and other direct costs.

         EXCESS OF PURCHASE PRICE OVER NET ASSETS ACQUIRED

         The excess of the purchase price over the fair value of net tangible assets acquired, principally relating to the Petersen acquisition and subsequent magazines acquired, is amortized using the straight-line method over estimated useful lives of 10 to 15 years.

         IMPAIRMENT OF LONG-LIVED ASSETS

         The Business reviews its long-lived assets and intangible assets for impairment on a continual basis. An impairment loss would be recognized when estimated undiscounted future cash flows attributable to an asset are less than its carrying amount. The amount of the impairment loss would be the amount by which the carrying amount of the impaired asset exceeds the fair value of the asset.

         CONCENTRATION OF CREDIT RISK

         Financial instruments that potentially subject the Business to concentration of credit risk consist of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited with major financial institutions, and at times may be in excess of FDIC insurance limits. The Business generally does not require collateral from its customers. During the year ended March 31, 2001, no customer comprised greater than 10% of the accounts receivable balance or more than 10% of revenues.

PUBLISHING BUSINESS OF EMAP, INC. ACQUIRED BY PRIMEDIA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         REVENUE RECOGNITION

         Advertising revenue, net of provisions for related rebates and discounts, is recognized at the "on sale" date of the publication containing the advertisement. Subscription revenue is deferred and recognized pro rata as fulfilled over the terms of such subscriptions and is recorded net of related agency commissions. Sales of magazines intended for retail distribution on newsstands are recorded at the time such publications are available for sale by distributors to the public and are reduced by estimated provisions for returns and retail display allowances. Revenues and costs associated with shows and the Gravity Games are recognized on the occurrence of the event.

         The Business has entered into certain agreements with third parties to license the Business's trademarks. These agreements typically provide that the Business will receive minimum guarantees and share in future royalties based on product sales.

         Minimum guarantees are deferred and recognized as revenue on a straight-line basis over the term of the license agreement. Royalties are recognized as earned. The Business recorded approximately $2.9 million in licensing revenues during the year ended March 31, 2001.

         ADVERTISING EXPENSES

         The Business capitalizes its direct response advertising costs, in accordance with Statement of Position 93-7, "Reporting on Advertising Costs," pursuant to which qualified direct response advertising is capitalized and amortized over the expected period of future benefit of approximately 17 months. Capitalized advertising costs are related to three types of subscription promotion activities: renewal promotions, inserts and gifts mainly relating to Christmas promotions. Such capitalized costs include primarily printing and postage to current and potential subscribers and totaled approximately $11.6 million at March 31, 2001, net of accumulated amortization. Amortization expense for direct response advertising costs was $13.6 million for the year ended March 31, 2001, and is included in production, selling and other direct costs. The Business expenses all other costs of advertising as incurred. Advertising expense was approximately $1.4 million for the year ended March 31, 2001.

         GENERAL AND ADMINISTRATIVE EXPENSES

         Allocation of general and administrative expenses of emap, Inc. between the Business and FHM has been based on the revenues of their respective operations, which management believes is a reasonable basis for allocation.

PUBLISHING BUSINESS OF EMAP, INC. ACQUIRED BY PRIMEDIA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         INCOME TAXES

         Income taxes have been determined on a separate company basis as if the Business was a corporation and are accounted for under Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," ("SFAS 109") whereby deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

         RECENTLY ISSUED ACCOUNTING STANDARDS

         In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS 137 and SFAS 138 in June of 1999, to delay the effective date of adoption to fiscal years beginning after December 15, 2000. SFAS 133 as amended establishes new standards of accounting and reporting for derivative instruments and hedging activities. SFAS 133 requires that all derivatives be recognized at fair value in the statement of financial position, and that the corresponding gains and losses be reported either in the statement of operations or as a component of comprehensive income, depending on the type of hedging relationship that exists. The Business does not believe that adoption of this statement will have a significant impact on the Business's consolidated financial position, results of operations, or cash flows.

         In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"), which provides additional guidance related to applying generally accepted accounting principles in financial statements. In June 2000, the SEC issued Staff Accounting Bulletin No. 101B, which requires implementation of SAB 101 no later than the fourth fiscal quarter of fiscal years beginning December 15, 1999. Implementation of SAB 101 did not have a significant impact on the Business's consolidated financial position, results of operations, or cash flows.

(b) In March 2000, the FASB issued Interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation - an Interpretation of APB Opinion 25" ("FIN 44"). FIN 44 clarifies the application of APB 25 and became effective on July 1, 2000, except for the provisions relating to repricings and the definition of an employee, which apply to awards issued after December 31, 1998. The adoption of FIN 44 did not have a material impact on the Business's consolidated financial position, results of operations or cash flows.

PUBLISHING BUSINESS OF EMAP, INC. ACQUIRED BY PRIMEDIA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         RECENTLY ISSUED ACCOUNTING STANDARDS (CONTINUED)

         In September 2000, the FASB issued SFAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which replaces SFAS 125, which revised standards for accounting for securitizations and other transfers of financial assets and collateral. SFAS 140 carries over most of SFAS 125's provisions without reconsideration. To date, the Business has not engaged in any transactions that would fall under SFAS 140 and does not believe that adoption of SFAS 140 will have a significant impact on its consolidated financial position, results of operations or cash flows.

         In June 2001, the FASB issued SFAS 141, "Business Combinations", and SFAS 142, "Goodwill and Other intangible Assets". SFAS 141 requires that all business combinations be accounted for under the purchase method of accounting, eliminates the use of the pooling-of-interests method and requires that the purchase method be used for business combinations initiated after June 30,2001. SFAS 142 requires that goodwill and certain intangible assets no longer be amortized to earnings and that goodwill and intangible assets be reviewed for impairment. Under SFAS 142, goodwill acquired in a business combination completed after June 30, 2001 will not be amortized. The amortization of goodwill for previous acquisitions will cease upon adoption of the SFAS 142, which will be April 1, 2002. The Business has not determined the impact of SFAS 142 on its existing goodwill and intangible assets.

         In August 2001, the FASB issued SFAS 144,"Accounting for Impairment or Disposal of Long Lived Assets", which supersedes FASB 121. The Business has not assessed the impact of SFAS 144 on its existing long-lived assets. The provisions of SFAS 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001.


2.       ACQUISITION OF MAGAZINES

         During the year ended March 31, 2001, the Business acquired substantially all of the assets of various magazine publishers, including all rights to certain magazines and one automobile show (the Acquisitions). The results of operations of the Acquisitions have been included with those of the Business since the dates of acquisition. If all these acquisitions had occurred on April 1, 2000 there would not be a material impact on the results of operations.

         The cash purchase price of the Acquisitions aggregated approximately $15.7 million, plus the assumption of certain liabilities. As a result of these additional acquisitions, the Business recorded goodwill of approximately $18.2 million.

PUBLISHING BUSINESS OF EMAP, INC. ACQUIRED BY PRIMEDIA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


3.       INVENTORIES

         Inventories consisted of the following (in thousands):

                 Paper                                                               $  13,497
                 Magazines in process                                                    2,132
                                                                                     ---------
                                                                                     $  15,629
                                                                                     =========


4.       PROPERTY AND EQUIPMENT

         The components of property and equipment are as follows (in thousands):

                 Property and equipment                                             $    4,935
                 Leasehold improvements                                                  3,469
                 Less accumulated depreciation and amortization                         (3,533)
                                                                                     ----------
                                                                                    $    4,871
                                                                                    ==========


5.       REVOLVING LINE OF CREDIT

         emap, Inc. has a revolving line of credit for $20 million with a bank, which expires in September 2001. Interest accrues at LIBOR plus 0.3% and is payable either 7 days, 14 days, 1, 2, 3 or 6 months, as selected by the Business. As of March 31, 2001, $4 million had been drawn under the line of credit.

         emap, Inc. has a revolving line of credit totaling $10 million with a bank, which expires in November 2001. Interest accrues at LIBOR plus 0.3% and is payable either 7 days, 14 days, 1, 2, 3 or 6 months, as selected by emap, Inc. In January 2001, $9 million was drawn down under the line of credit and subsequently $4 million was repaid in February and the remaining $5 million in March 2001.


6.       INCOME TAXES

         For the year ended March 31, 2001, the Business's provision for income taxes consisted primarily of actual state taxes paid. At March 31, 2001, the Business had no liability for federal or state income taxes based on the net loss from operations during the year. Deferred income taxes reflect the net tax effects of the operating loss carryforwards and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Business's deferred tax assets and liabilities as of March 31, 2001, are as follows (in thousands):

PUBLISHING BUSINESS OF EMAP, INC. ACQUIRED BY PRIMEDIA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


6.       INCOME TAXES (CONTINUED)

                 Deferred tax assets:
                     Net operating loss carryforward                                            $33,000,000
                     Amortization expense                                                        13,684,000
                     Impairment                                                                  18,414,000
                     Depreciation expense                                                         3,385,000
                     Vacation pay accrual                                                         1,135,000
                     Subscription revenues                                                        1,041,000
                     Other accruals                                                                 630,000
                                                                                                -----------
                                   Total deferred tax assets                                     71,289,000
                                                                                                -----------

                 Deferred tax liabilities:
                     Capitalized advertising costs                                               (5,329,000)
                     Prepaid expenses                                                            (1,217,000)
                     Bad debt expense                                                              (528,000)
                     State income taxes                                                          (3,776,000)
                     Other                                                                         (457,000)
                                                                                                -----------


                                   Net deferred tax assets                                       59,982,000

                 Valuation allowance                                                            (59,982,000)
                                                                                                -----------

                                   Net deferred tax assets                                      $     -
                                                                                                ===========

         At March 31, 2001, the Business had net operating loss carryforwards available to reduce future federal taxable income of approximately $88 million, which expire through 2018. In addition, at March 31, 2001, the Business had net operating loss carryforwards available to reduce future state taxable income. Due to the Business filing in multiple jurisdictions, this amount and the related expiration dates and amounts that are deductible, vary by state.


7.       RELATED PARTIES

         The acquisition of Petersen was funded through a combination of capital infusion in Inc and debt held by EAP. During the year ended March 31, 2001, the Business loaned $56.8 million to EAP to pay the interest on the related third party debt incurred in the acquisition. This loan which is included in related party receivables at the balance sheet date is interest-free.

         The related party receivable from FHM of $21.8 million at March 31,2001 represents the funding of FHM operations and is interest free.

PUBLISHING BUSINESS OF EMAP, INC. ACQUIRED BY PRIMEDIA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

7.       RELATED PARTIES (CONTINUED)

         During the year ended March 31, 2001, the Business borrowed $29 million from PLC. This amount, which is included in related party payables at the balance sheet date, bears interest based on a monthly short-term rate prevailing in the United Kingdom.


8.       PARENT INVESTMENT

         Parent investment represents the total amount of authorized capital stock of Inc. consisting of 150,000 shares of common stock, par value $0.01, of which 125,000 shares were issued and outstanding and wholly owned by EAP at March 31, 2001, and the related additional paid-in capital of Inc, which reflects the "push-down" accounting of the purchase of Petersen for approximately $1.5 billion.


9.       IMPAIRMENTS

         MEMBERSHIP

         In April 2000, the Business acquired Affinity Development Group ("Memberships") for $17 million in cash and forgiveness of an $11 million note receivable, which was advanced prior to March 31, 2000. The acquisition was accounted for as a purchase resulting in goodwill of approximately $28 million, which was being amortized using the straight-line method over 3 years. During the year ended March 31, 2001 the Business recorded an impairment charge of approximately $18 million, which amounted to the unamortized balance of goodwill as it was determined that the fair value of the division was zero.

         DIGITAL INVESTMENTS

         During the year ended March 31, 2001 the Business recorded an impairment charge relating to two investments of Digital of approximately $14 million, which represents the combined carrying value of those investments as it was determined their fair value was zero.


10.      COMMITMENTS AND CONTINGENCIES

         LEASES

         The Business, through Inc. leases office space under noncancelable operating leases with various expiration dates through August 2012. Rent expense, net of rental income, for the year ended March 31, 2001 totaled $5.1 million. The terms of the leases include renewal options and require payments of real estate taxes, insurance and other expenses. Rent expense is recognized on a straight-line basis over the lease period.

PUBLISHING BUSINESS OF EMAP, INC. ACQUIRED BY PRIMEDIA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

10.      COMMITMENTS AND CONTINGENCIES (CONTINUED)

         LEASES (CONTINUED)

         As of March 31, 2001, minimum future annual rentals under long-term leases are as follows (in thousands):

                  Year Ending
                    MARCH 31,                                                   TOTAL
                  -------------                                                 -----

                       2002                                                      $  8,198
                       2003                                                         8,198
                       2004                                                         8,354
                       2005                                                         7,512
                       2006                                                         7,020
                       Thereafter                                                  22,055
                                                                                  -------

                                  Total                                           $61,337
                                                                                  =======

         The Business, through Inc. has entered into certain subleases for a portion of its corporate headquarters. The remaining terms of these subleases range from one to eight years. Aggregate future minimum rentals to be received under these subleases are approximately $2.6 million as of March 31, 2001. The Business, through Inc. has also entered into a sublease for a portion of its New York sales office. The term of this sublease expires in 2004 and aggregate future minimum rentals to be received under this sublease are approximately $3.3 million.

         LEGAL MATTERS

         Inc. and, accordingly, the Business is subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the amount of any ultimate liability with respect to these actions will not materially affect the Business's consolidated financial position, results of operations or cash flows.


11.      401(K) PLAN

         Inc. has adopted a 401(k) Profit Sharing Plan (the 401(k) Plan). Pursuant to the 401(k) Plan, the Business makes matching contributions equal to 50% of the first 6% of the participants' basic compensation. The Business recorded expense of $913,000, representing its matching contributions for the year ended March 31, 2001.

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

PUBLISHING BUSINESS OF EMAP, INC. ACQUIRED BY PRIMEDIA, INC.
UNAUDITED CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2001
(IN THOUSANDS)
--------------------------------------------------------------------------------


ASSETS

Current assets:
   Accounts receivable, net of allowance for doubtful accounts of $ 2,583                               $  56,865
   Inventories                                                                                             14,386
   Current portion of deferred subscription acquisition costs                                              39,106
   Other prepaid expenses and current assets                                                                9,743
                                                                                                       ----------

                Total current assets                                                                      120,100
                                                                                                       ----------

Investments                                                                                                 5,296
Related party receivable from EAP                                                                          68,334
Related party receivable from FHM                                                                          26,083
Deferred direct response advertising costs, net of accumulated amortization of $34,168                     10,184
Deferred subscription acquisition costs                                                                    45,526
Property and equipment, net of accumulated depreciation of $ 4,024                                          4,425
Other assets                                                                                                4,605
Excess of purchase price over net assets acquired, net of accumulated amortization of $398,320          1,153,352
                                                                                                       ----------

                Total assets                                                                           $1,437,905
                                                                                                       ==========


LIABILITIES AND PARENT INVESTMENT AND DEFICIT

Current liabilities:
   Bank overdraft                                                                                       $   1,172
   Accounts payable and accrued liabilities                                                                15,319
   Accrued payroll and related costs                                                                        4,291
   Unearned revenue                                                                                        12,260
   Customer incentives payable                                                                              4,066
   Current portion of unearned subscription revenue                                                        70,072
   Loan payable                                                                                             9,000
                                                                                                       ----------

                Total current liabilities                                                                 116,180
                                                                                                       ----------

Unearned subscription revenue                                                                              67,972
Related party payables to PLC                                                                              42,000
Other noncurrent liabilities                                                                                9,522
                                                                                                       ----------

                Total liabilities                                                                         235,674
                                                                                                       ----------

Commitments and contingencies

Parent  investment and deficit:
   Parent investment                                                                                    1,532,000
   Accumulated deficit                                                                                   (329,769)
                                                                                                       ----------

                Total parent investment and deficit                                                     1,202,231
                                                                                                       ----------

                Total liabilities and parent investment and deficit                                    $1,437,905
                                                                                                       ==========



   The accompanying notes are an integral part of these financial statements.

PUBLISHING BUSINESS OF EMAP, INC. ACQUIRED BY PRIMEDIA, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED JUNE 30, 2001 AND 2000
(IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                      2001               2000
                                                                                      ----               ----

Net revenues:
    Advertising                                                                       $49,283            $58,032
    Newsstand                                                                           9,688             12,312
    Subscriptions, net of agency commissions of
       $12,012 (2001) and $15,838 (2000)                                               11,407             13,265
    Shows                                                                               4,577              2,958
    Gravity games                                                                         135                 68
    Other                                                                               5,100              4,030
                                                                                    ---------       ------------

                  Total net revenues                                                   80,190             90,665

Production, selling and other direct costs, including
    depreciation of $490 (2001) and $ 410 (2000)                                       61,272             66,370
                                                                                    ---------       ------------

                  Gross profit                                                         18,918             24,295

General and administrative expenses                                                     9,368             10,410
Amortization of excess of purchase price over net assets acquired                      28,048             28,512
                                                                                    ---------       ------------
                  Loss from operations                                                (18,498)           (14,627)

Other expense:
    Interest                                                                             (324)              (657)
                                                                                    ---------       ------------

                  Loss before provision for income taxes                              (18,822)           (15,284)

Provision for income taxes                                                               (187)             --
                                                                                    ---------       ------------

                  Net loss                                                          $ (19,009)      $    (15,284)
                                                                                    =========       ============


   The accompanying notes are an integral part of these financial statements.

PUBLISHING BUSINESS OF EMAP, INC. ACQUIRED BY PRIMEDIA, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED JUNE 30, 2001 AND 2000
(IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                     2001                2000
                                                                                     ----                ----
Cash flow from operating activities:
   Net loss                                                                        $ (19,009)          $ (15,284)
   Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Amortization                                                                     31,994              31,583
     Depreciation                                                                        490                 410
     Provision for bad debt                                                              786                 951
     Changes in net assets and liabilities:
       Accounts receivable                                                             5,520                (214)
       Inventories                                                                     1,243              (6,857)
       Deferred subscription acquisition costs                                         5,899                  46
       Deferred direct response advertising costs                                     (2,576)             (2,481)
       Other assets                                                                   (1,373)              1,863
       Accounts payable and accrued liabilities                                      (10,662)              9,188
       Accrued payroll and related costs                                              (3,404)               (884)
       Unearned revenue                                                               (4,351)            (15,248)
       Customer incentives payable                                                       406                (395)
       Unearned subscription revenue                                                  (9,005)             (2,036)
       Other non-current liabilities                                                  (1,245)               (478)
                                                                                 -----------         -----------

                Net cash provided by operating activities                             (5,287)                164
                                                                                 -----------         -----------

Cash flow from investing activities:
   Capital expenditures for property & equipment                                         (44)               (255)
   Acquisition of Membership                                                               -             (16,541)
   Acquisition of magazines                                                              (97)            (10,371)
                                                                                 -----------         -----------

                Net cash used in investing activities                                   (141)            (27,167)
                                                                                 -----------         -----------

Cash flow from financing activities:
   Borrowings under revolving line of credit                                          87,000             197,000
   Repayment of bank borrowings                                                      (82,000)           (197,000)
   Increase in receivable from related party EAP                                     (11,460)             (9,701)
   Increase in receivable from related party FHM                                      (4,235)             (5,876)
   Increase in related party payable to PLC                                           12,998              41,270
                                                                                 -----------         -----------

                Net cash provided by financing activities                              2,303              25,693
                                                                                 -----------         -----------

Decrease in cash and cash equivalents                                                 (3,125)             (1,310)

Cash and cash equivalents at beginning of period                                       1,953                 626
                                                                                 -----------         -----------

Bank overdraft end of period                                                      $   (1,172)        $      (684)
                                                                                 ===========         ===========

Supplemental disclosure of cash flow information:
   Cash paid during the period for:
     Interest                                                                    $       335         $       690
                                                                                 ===========         ===========
     Taxes                                                                       $       354         $       379
                                                                                 ===========         ===========


   The accompanying notes are an integral part of these financial statements.

PUBLISHING BUSINESS OF EMAP ACQUIRED BY PRIMEDIA, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


In the opinion of the Business's management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation of the accompanying unaudited financial statements have been included. All significant inter-company accounts and transactions have been eliminated in consolidation. These statements should be read in conjunction with the attached Business's audited consolidated financial statements and related notes for the year ended March 31, 2001. Operating results for the three-month period ended June 30 are not necessarily indicative of the results that may be expected for a full year.

1.       INVENTORIES

         Inventories consisted of the following (in thousands):

                 Paper                                                              $11,102
                 Magazines in process                                                 3,284
                                                                                    -------

                                                                                    $14,386
                                                                                    =======


2.       PROPERTY AND EQUIPMENT

         The components of property and equipment are as follows (in thousands):



                 Property and equipment                                            $  4,980
                 Leasehold improvements                                               3,469
                 Less accumulated depreciation and amortization                      (4,024)
                                                                                   --------

                                                                                   $  4,425
                                                                                   ========


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          PRIMEDIA INC.
                                          -------------
                                          (Registrant)





Date:      November 7, 2001                   /s/  Thomas S. Rogers
           -------------------            --------------------------------------
                                                        (Signature)
                                           Chairman and Chief Executive Officer
                                           (Principal Executive Officer)



Date:      November 7, 2001                 /s/  Lawrence R. Rutkowski
           -------------------            -------------------------------------
                                                       (Signature)
                                          Executive Vice President and
                                          Chief Financial Officer
                                          (Principal Financial Officer)